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                                                                      Exhibit 16




[LOGO]                  o One Oxford Centre                o Phone: 412-644-7800
                          Pittsburgh, Pennsylvania 15219





September 28, 1999



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 28, 1999 of PDG Environmental, Inc. and are in agreement with the statements contained therein.


                                                  /s/ ERNST & YOUNG LLP







       Ernst & Young LLP is a member of Ernst & Young International, Ltd.